UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

TEXAS INDUSTRIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1341 West Mockingbird Lane
Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On June 17, 2005, Texas Industries, Inc. announced that Chaparral Steel Company, its wholly-owned steel business, has launched an offering for $300 million of senior notes, consisting of floating and fixed rate notes due 2012 and 2013, respectively. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On June 17, 2005, Texas Industries, Inc. announced that it has launched an offering for $250 million of senior notes due 2013. A copy of the press release is attached as Exhibit 99.2 to this Current Report of Form 8-K and is hereby incorporated by reference herein. In connection with the matters described in Exhibit 99.2, certain pro forma financial information is contained in Exhibit 99.3 to this Current Report on Form 8-K attached hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Texas Industries, Inc. dated June 17, 2005.

99.2	Press Release of Texas Industries, Inc. dated June 17, 2005.

99.3	Excerpt from Texas Industries, Inc. Preliminary Offering Memorandum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC.

By:	/s/ FREDERICK G. ANDERSON

Frederick G. Anderson
Vice President and General Counsel

Date: June 17, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Texas Industries, Inc. dated June 17, 2005.

99.2	Press Release of Texas Industries, Inc. dated June 17, 2005.

99.3	Excerpt from Texas Industries, Inc. Preliminary Offering Memorandum.